SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K
      Current report (date of earliest event reported.....October 28, 1996)

                               KINETIKS.COM, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                           0-27418               76-0478045
(State or other jurisdiction of    (Commission File Number)    (IRS Employer
incorporation or organization)                               Identification No.)

700 Rockmead Drive
Suite 240
Kingwood, Texas                                                  77339
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:  281-529-4600
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Item 5. Other Events.

(1) On October 25, 1996, the Nasdaq Small Cap Market determined to remove the registrant's common stock from listing and registration thereon effective October 28, 1996.

(2) Mr. Sam Humphreys, a member of the registrant's Board of Directors submitted his resignation due to a potential conflict of interest because of his affiliation with a merchant banking firm with whom the registrant has entered into as asset-based financing arrangement.

(3)  See attached copy of press release on both matters.

Item 7.   Financial Statements and Exhibits

     (a)  Exhibits

     The following exhibit is filed herewith:

      99  -- News Release.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   November 11, 1996

                                                       KINETIKS.COM, INC.

                                                       By: /s/ GREGORY S. CARR
                                                           President and Chief
                                                           Executive Officer